SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): June 22, 2007

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02 Unregistered Sales of Equity Securities

On August 2, 2007, Magnitude Information Systems, Inc. signed and accepted a firm commitment from a Swiss investment firm, Tell Capital AG, who subscribed to purchase an aggregate $3,000,000 of Company equity securities over the next several months. This commitment provides the Company with the funds to close its acquisition of Kiwibox Media, Inc. Tell Capital AG is owned by a long-time Swiss investor who, with his Swiss partners, has provided and closed on similar equity investments with the Company in the past. Tell Capital AG has subscribed to purchase 60,000,000 “units” from the Company, with each unit comprised of one restricted common share and one 5-year warrant to purchase a common share at $.07 at the subscription price of $.05 per unit. The Company agreed to file a registration statement under the Securities Act on or before November 30, 2007, seeking to register for resale the unit common shares as well as those underlying the unit warrants.

With the Swiss funding commitment, the principals and management of Kiwibox Media, Inc. signed an amendment to their agreement with the Company, also effective as of August 2, 2007, which, among other things, schedules the Company’s closing of its acquisition of Kiwibox for August 16, 2007. The amendment reconfirms the Company’s commitment to dedicate an aggregate $3.5 million of funds for investment in the Kiwibox business over the approximate 18 month period following closing: $1.7 million to be available during the period from closing through October 31, 2007, an additional $1.8 million available on or before February 1, 2008, and a last $300,000 within 12 months of closing. The amendment also provides for the issuance of Company shares to Kiwibox each day any part of the $3.5 million investment amount is delayed and provides a right of rescission if a 30-day payment default is not cured after notice.

On June 22, 2007 and July 23, 2007, the Company accepted subscription proceeds in the aggregate amount of $175,000 from one Swiss investor and one accredited U.S. investor for 3,500,000 units, comprised of one restricted common share and one 5-year warrant to purchase a common share at $.07, for the subscription price of $.05 per unit.

In connection with the issuance of the above described unregistered securities, the Company relied upon the exemptions from the registration requirements of the Securities Act provided by Regulation D and Section 4(2) of the Securities Act: private sales of securities not involving a public offering. Tell Capital AG and the two other investors had pre-existing relationships with the Company; all of the subject securities issued or to be issued, bear restrictive legends, preventing their further sale or transfer other than pursuant to an effective registration statement under the Securities Act or pursuant to valid exemptions therefrom, and; each of these investors is an accredited investor.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.	10.26 Commitment from Tell Capital AG, dated July 26, 2007 and effective August 2, 2007
10.27 Amendment No. 3 to Agreement and Plan of Reorganization, dated July 31, 2007 and Effective August 2, 2007.

SIGNATURES
o
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Date: August 2, 2007	By:	/s/ Edward L. Marney
Edward L. Marney
President and Chief Executive Officer